Q3 2025 EARNINGS INVESTOR PRESENTATION October 28, 2025

23Q25 Earnings Investor Presentation First Busey Corporation | Ticker: BUSE This presentation may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to First Busey Corporation’s (“Busey’s”) financial condition, results of operations, plans, objectives, future performance, and business. Forward-looking statements, which may be based upon beliefs, expectations and assumptions of Busey’s management and on information currently available to management, are generally identifiable by the use of words such as “believe,” “expect,” “anticipate,” “plan,” “intend,” “estimate,” “may,” “will,” “would,” “could,” “should,” “position,” or other similar expressions. Additionally, all statements in this document, including forward-looking statements, speak only as of the date they are made, and Busey undertakes no obligation to update any statement in light of new information or future events. A number of factors, many of which are beyond Busey’s ability to control or predict, could cause actual results to differ materially from those in any forward-looking statements. These factors include, among others, the following: (1) the strength of the local, state, national, and international economies and financial markets (including effects of a prolonged government shut-down, inflationary pressures, the threat or implementation of tariffs, trade wars, and changes to immigration policy); (2) changes in, and the interpretation and prioritization of, local, state, and federal laws, regulations, and governmental policies (including those concerning Busey's general business); (3) the economic impact of any future terrorist threats or attacks, widespread disease or pandemics, or other adverse external events that could cause economic deterioration or instability in credit markets (including Russia’s invasion of Ukraine and the conflict in the Middle East); (4) unexpected results of acquisitions, including the acquisition of CrossFirst, which may include the failure to realize the anticipated benefits of the acquisitions and the possibility that the transaction and integration costs may be greater than anticipated; (5)  the imposition of tariffs or other governmental policies impacting the value of products produced by Busey's commercial borrowers; (6) new or revised accounting policies and practices as may be adopted by state and federal regulatory banking agencies, the Financial Accounting Standards Board, the Securities and Exchange Commission, or the Public Company Accounting Oversight Board; (7) changes in interest rates and prepayment rates of Busey’s assets (including the impact of sustained elevated interest rates); (8)  increased competition in the financial services sector (including from non-bank competitors such as credit unions and fintech companies) and the inability to attract new customers; (9)  technological changes implemented by us and other parties, including our third-party vendors, which may have unforeseen consequences to us and our customers, including the development and implementation of tools incorporating artificial intelligence; (10) the loss of key executives or associates, talent shortages, and employee turnover; (11) unexpected outcomes and costs of existing or new litigation, investigations, or other legal proceedings, inquiries, and regulatory actions involving Busey (including with respect to Busey’s Illinois franchise taxes); (12) fluctuations in the value of securities held in Busey’s securities portfolio, including as a result of changes in interest rates; (13) credit risk and risk from concentrations (by type of borrower, geographic area, collateral, and industry), within Busey's loan portfolio and large loans to certain borrowers (including commercial real estate loans); (14)  the concentration of large deposits from certain clients who have balances above current Federal Deposit Insurance Corporation insurance limits and may withdraw deposits to diversify their exposure; (15) the level of non-performing assets on Busey’s balance sheets; (16) interruptions involving information technology and communications systems or third- party servicers; (17) breaches or failures of information security controls or cybersecurity-related incidents; (18) the economic impact on Busey and its customers of climate change, natural disasters, and exceptional weather occurrences such as tornadoes, hurricanes, floods, blizzards, and droughts; (19) the ability to successfully manage liquidity risk, which may increase dependence on non-core funding sources such as brokered deposits, and may negatively impact Busey's cost of funds; (20) the ability to maintain an adequate level of allowance for credit losses on loans; (21)  the effectiveness of Busey’s risk management framework; and (22)  the ability of Busey to manage the risks associated with the foregoing. These risks and uncertainties should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements. Additional information concerning Busey and its business, including additional factors that could materially affect Busey’s financial results, is included in Busey’s filings with the Securities and Exchange Commission. Forward-Looking Statements

33Q25 Earnings Investor Presentation First Busey Corporation | Ticker: BUSE Table of Contents Overview of First Busey Corporation (BUSE) 4 3Q25 Review 5 Investment Highlights 6 Earnings Performance 7 Attractive Markets Positioned for Growth 8 Strategically Configured Regional Operating Model 9 High Quality Loan Portfolio 10 Well-Diversified & Conservatively Underwritten Portfolio 11 Pristine Credit Quality 12 Top Tier Core Deposit Franchise 13 Deposit Cost Trends 14 Net Interest Margin 15 Diversified and Significant Sources of Noninterest Income 16 Wealth Management 17 Expansive Payments and Cash Management Capabilities 18 Focused Control on Expenses 19 Actively Managing Well-Positioned Balance Sheet 20 Robust Capital Foundation 21 Appendix: 22 Seasoned Leadership Team 23 Purchase Accounting Projections 24 Non-GAAP Financial Information 25

43Q25 Earnings Investor Presentation First Busey Corporation | Ticker: BUSE Overview of First Busey Corporation (NASDAQ: BUSE) 157+ year old financial institution Corporate headquarters in Leawood, KS ▪ Payment Technology Solutions and Treasury Management Services $18.2 Billion Total Assets $15.0 Billion Wealth Assets Under Care $2.1 Billion Market Cap 1 ▪ Premier Commercial Banking Franchise with attractive market footprint ▪ Full-service Trust Company 1 Market cap as of 10/24/25 Powerful Combination of Banking, Wealth, and Payments Business Lines Sizable business lines that provide a full suite of solutions to our clients at every stage of their business and personal life

3Q25 Earnings Investor Presentation | First Busey Corporation | Ticker: BUSE | 5

3Q25 Review

Optimizing Profitability

- Profitability accelerated to a 1.33% adj. ROAA[1] and 54.8% adj. efficiency ratio[1] as synergies continue to be realized from transformational acquisition completed 3/1/25 and bank merger on 6/20/25

Net Interest Margin continues upward trajectory

- Experienced further NIM improvement as balance sheet optimization strategies continued and with benefit of higher loan repricing

NIM QoQ Δ	+9 bps	+12 bps
	Reported	*Ex-PAA[2]*

Targeted intentional runoff of high-cost non-relationship and brokered deposits totaling **$795 million of deposits** at a weighted avg rate of 4.45%.

Ex-intentional reduction: ~**$60 million of core deposit growth** during 3Q25

Loan Yields	
6.20%	7.06%
Total Portfolio Loans	*3Q25 Net New Fundings*

Successfully attracting and retaining talent

- Adding high-level talent throughout the organization, including new Chief Financial Officer, President of Regional Banking and 45+ producers on the sales-side since 3/1/25
- New Wealth managing directors experiencing early success in new growth markets, adding ~$60 million of AUC with $100 million+ at later stages of the pipeline

Credit Quality remains strong

- Stable credit metrics combined with loan contraction and PCD loan payoffs resulted in net release of provision during quarter

Loan contraction

- $584 million in new loan production and net line of credit draws were offset by elevated payoffs totaling $575 million, which included $134 million of PCD loan payoffs, and amortization of $219 million

Tangible Book Value continues to compound

- TBV per share up $1.81/share, or 10%, since 12/31/24
- Continued capital build during quarter: TCE % and CET1 % increased QoQ by 61 bps and 11 bps to 9.9% and 12.3%, respectively[3]

Active share repurchase plan

- During 3Q25, returned $13.5 million to shareholders (580k shares at a weighted average price of $23.36 per share), for a YTD total of $40 million and ~2% of outstanding shares

Financial Results (Non-GAAP)

Metric [1]	*2Q25*	*3Q25*
Adj. Diluted EPS	$0.63	$0.64
Adj. Net Income to Common S/H	$57 million	$57 million
Total Operating Revenue	$192 million	$197 million
Net Interest Margin	3.49%	3.58%
Net Interest Income	$153 million	$155 million
Adj. Noninterest Income	$39 million	$42 million
Adj. Pre-Provision Net Revenue	$81 million	$84 million
Adj. PPNR ROAA	1.70%	1.78%
Adj. ROAA	1.21%	1.33%
Adj. ROATCE	13.61%	13.20%
Adj. Efficiency Ratio	55.3%	54.8%
Total Assets	$18.9 billion	$18.2 billion
Total Loans	$13.8 billion	$13.6 billion
Total Deposits	$15.8 billion	$15.1 billion
TBV / Share	$19.18	$19.69

[1] Non-GAAP calculations, see Appendix | [2] Purchase accounting accretion | [3] 3Q25 capital ratios are preliminary estimates

3Q25 Earnings Investor Presentation | First Busey Corporation | Ticker: BUSE | 6

Investment Highlights

Balance Sheet Strength

- High quality, commercially-oriented loan portfolio is well-diversified by sector and geographic location and conservatively underwritten with low levels of concentration; strong reserve levels with ACL/Loans at 1.28%
- Stable, low-cost core deposit franchise: 93.8% core deposits[1], 23.6% of total deposits are noninterest-bearing, 2.15% total cost of deposits in 3Q25, 2.01% total deposit spot cost at 9/30/25
- Resilient liquidity profile with available sources of on- and off-balance sheet liquidity[2] totaling $7.9 billion, including $0.4 billion of cash and cash equivalents
- Robust capital foundation with capital ratios at $810 million+ excess over well-capitalized minimums with capital buffer: TCE/TA of 9.9%, CET1 of 12.3%, and Total Capital of 15.9% at 9/30/25[3]

Attractive Profitability and Returns

- Long history of quality earnings performance
- Substantial improvements in ROAA, ROATCE, Net Interest Margin, and Efficiency Ratio[1] in 2025 as synergy realization ramps from recently integrated acquisition
- Quarterly common stock dividend of $0.25 (4.3% yield)[5] and active share repurchase program with $40 million, or ~2% of outstanding shares, repurchased YTD

Disciplined Growth Strategy Driven by Regional Operating Model

- Organic growth powered by an approach that brings the full capabilities of commercial, wealth, and payments to each community through local leadership and autonomy
- Anticipated primary organic growth drivers are expansion in new high-growth markets, successful hiring/retaining of top-tier talent, and delivering the full suite of solutions to the entirety of the client base
- Efficient branch network — average deposits per branch of $191 million at 9/30/25
- Executed nine strategic acquisitions over the last decade to enhance franchise value without unduly diluting shareholders, including the TBV-accretive acquisition of $7.5 billion asset CrossFirst Bank in 2025

Financial Highlights

$ in billions	FY 2024	3Q25 (Metrics better than KRX median in **bold**)	*KRX Median MRQ [4]*
Total Assets	$12.0	**$18.2**	*$32.1*
Total Loans	$7.7	**$13.6**	*$21.6*
Total Deposits	$10.0	**$15.1**	*$25.9*
Total Wealth AUC	$13.8	**$15.0**	*NM*
TCE Ratio	8.8 %	**9.9 %**	*8.7 %*
CET1 Ratio[3]	14.1 %	**12.3 %**	*12.1 %*
NPA/Assets	0.19 %	**0.32 %**	*0.44 %*
Net Interest Margin [1]	2.95 %	**3.58 %**	*3.48 %*
Adj. Nonint. Income % of Operating Revenue [1]	30.0 %	**21.1 %**	*18.1 %*
Adj. PPNR ROAA [1]	1.39 %	**1.78 %**	*1.75 %*
Adj. ROAA [1]	0.99 %	**1.33 %**	*1.30 %*
Adj. ROATCE [1]	12.3 %	13.2 %	*14.8 %*
Adj. Efficiency Ratio [1]	61.3 %	54.8 %	*54.5 %*

	3Q25	KRX Median
Market Cap [5]	$2.1	*$4.3*
Dividend Yield [5]	**4.3%**	*3.3 %*
Price / TBV [5]	1.2x	*1.5x*
Price / 2026E [6]	8.9x	*9.8x*

[1] Non-GAAP calculation, see Appendix | [2] On- and off-balance sheet liquidity is comprised of cash and cash equivalents, debt securities excluding those pledged as collateral, brokered deposits, and Busey's borrowing capacity through its revolving credit facility, the FHLB, the Federal Reserve Bank, and federal funds purchased lines | [3] 3Q25 capital ratios are preliminary estimates | [4] Most recent quarter reported for KRX components as of 10/24/25 | [5] Market Data for BUSE updated to close on 10/24/25 | [6] Based on consensus median net income of covering analysts as of 10/24/25

73Q25 Earnings Investor Presentation First Busey Corporation | Ticker: BUSE $16.47 $29.69 FY 2019 FY 2020 FY 2021 FY 2022 FY 2023 FY 2024 2025 Q3 $15 $20 $25 $30 $32.9 $30.9 $39.9 $57.2 $57.4 $0.57 $0.53 $0.57 $0.63 $0.64 Adj. Net Income Avail. to Common S/H Adj. EPS 2024 Q3 2024 Q4 2025 Q1 2025 Q2 2025 Q3 $44.1 $42.0 $54.7 $80.8 $83.9 1.46% 1.38% 1.50% 1.70% 1.78% Adj. PPNR Adj. PPNR / Avg Assets 2024 Q3 2024 Q4 2025 Q1 2025 Q2 2025 Q3 13.2% 11.9% 10.6% 13.6% 13.2% 1.09% 1.02% 1.09% 1.21% 1.33% Adj. ROATCE Adj. ROAA 2024 Q3 2024 Q4 2025 Q1 2025 Q2 2025 Q3 1 Non-GAAP calculation, see Appendix | 2 Includes cumulative dividends per share and cumulative repurchases per share over the period. | 3 Market Data for BUSE updated to close on 10/24/25 Earnings Performance Adjusted Net Income & Earnings Per Common Share 1 Adjusted ROATCE & Adjusted ROAA 1 Adjusted Pre-Provision Net Revenue / Avg. Assets 1 $ in millions $ in millions $0.38 $0.64 2015 Q3 2016 Q3 2017 Q3 2018 Q3 2019 Q3 2020 Q3 2021 Q3 2022 Q3 2023 Q3 2024 Q3 2025 Q3 $0.25 $0.50 $0.75 Earnings Track Record: Adj. EPS 10-Year Trend +10.8% CAGR +$13.22 Current common stock dividend yield of 4.3%3 Tangible Common Book Value 1 / Share (ex-AOCI) + Dividends + Share Repurchases 2 Share repurchases YTD totals $40 million, or ~2% of outstanding shares During 3Q25, dividends on preferred stock included the first dividend on Busey’s 8.25% Fixed-Rate Series B Non- Cumulative Perpetual Preferred Stock. The Series B dividend is calculated on the basis of a 360-day year of twelve 30-day months. This first dividend was calculated from the issuance date of 5/20/25; therefore, it included additional days that resulted in additional dividends of $0.5 million in the third quarter, which is not expected to recur. Note on Series B Preferred Stock:

83Q25 Earnings Investor Presentation First Busey Corporation | Ticker: BUSE Attractive Markets Positioned for Growth 1 Market Nominal GDP as of 2023 per FRED, Federal Reserve Bank of St. Louis | Source: S&P Capital IQ Pro; Census.gov; BEA.gov | Note: Chart does not include markets with populations under 500,000 people 1

93Q25 Earnings Investor Presentation First Busey Corporation | Ticker: BUSE Strategically Configured Regional Operating Model Focused on bringing the full breadth of commercial, wealth, and payments to provide a broad set of financial solutions to well-capitalized individuals and the companies they own & operate Life Equity Lending Sponsor Finance Energy Lending SBA Lending $5B deposits $5B deposits $3B loans $11B AUC $4B AUC $4B loans Midwest Central IL, Indy West Phoenix, Denver, New Mexico Dallas Dallas/Fort Worth, Energy Lending Chicago Chicago suburbs, Joliet St. Louis St. Louis MSA, MO-IL Florida Southwest Florida Central Kansas City, Wichita, Oklahoma City, Tulsa $3B deposits $2B loans $1B deposits $1B loans $1B deposits $2B loans $1.6B loans Enterprise-wide sales structure is organized by region – bringing full capabilities and the complete Busey experience to each community through local leadership and autonomy Note: Balances based on origination location and rounded to nearest billion dollars

103Q25 Earnings Investor Presentation First Busey Corporation | Ticker: BUSE Funded Draws & Line Utilization Rate 4 Commercial & Industrial 32% Owner Occupied CRE 10% Non-Owner Occupied CRE 30% C&D 8% 1-4 Family Residential 14% HELOC 2% Other 4% 43% 43% 50% 52% 49%49% 50% 59% 65% 62% 43% 43% 44% 43% 40% C&I Utilization CRE & Construction Utilization Retail & Other Utilization 2024 Q3 2024 Q4 2025 Q1 2025 Q2 2025 Q3 1 Capital is Busey Bank Tier 1 Capital (preliminary estimates) + Allowance for credit losses | 2 Based on loan origination Classified Loans / Capital 1 NPLs / Total Loans 7.0% 0.35% High Quality Loan Portfolio Loan Portfolio Regional Segmentation 2 Loan Portfolio Composition Total Loan Portfolio: $13.6 Billion Commercially-oriented portfolio is well-diversified by sector and geographic location and conservatively underwritten with low levels of concentration Portfolio 2025 Q2 QoQ ∆ 2025 Q3 % of Total East (Chicago, St. Louis, SW FL) $4,046 -$105 $3,941 29 % Midwest (Central IL, Indy) $3,227 +$27 $3,254 24 % Central (KC, Wichita, OKC, Tulsa) $2,046 -$142 $1,904 14 % Texas (Dallas, Fort Worth) $1,945 +$13 $1,958 15 % West (AZ, CO, NM) $1,010 -$23 $987 7 % Verticals $1,534 +$21 $1,555 11 % Total Loans $13,809 -$210 $13,598 100 % Excluding payoffs of ~$27 million in PCD loans risk rated watch or worse, West would have had loan growth during 3Q25 East decline during 3Q25 primarily attributable to Chicagoland, pressured by a few larger line of credit paydowns & payoffs Central region pressured by ~$75 million of PCD loan payoffs as well as substantial anticipated CRE payoffs with loans taken out in secondary market $ in thousands Draws continue on existing Construction lines, while not adding significant new production commitment volume in recent quarters 7.69% 7.12% 6.91% 7.13% 7.06% 5.63% 5.47% 5.76% 6.22% 6.20% 5.16% 4.53% 4.33% 4.32% 4.31% Net New Funding Yield Loan Yield SOFR 30D 9/30/24 12/31/24 3/31/25 6/30/25 9/30/25 Loan Yield Maintaining a focus on strong asset quality: +$407 +$177 -$134 -$441 -$219 New Loan Production Net Line of Credit Draws PCD Loan Payoffs Other Payoffs & Maturities Amortization -$250 $0 +$250 +$500 Commercial Loans / Total Portfolio 80% 100/300 Test 48% C&D / 227% CRE 3Q25 Loan Balances Change Loan production momentum in verticals led by Life Equity Lending and SBA Lending in 3Q25 Recent launch of loan pricing software has further driven focus on pricing discipline

3Q25 Earnings Investor Presentation | First Busey Corporation | Ticker: BUSE | 11

Well-Diversified & Conservatively Underwritten Portfolio

Investor Owned CRE[1]

$ in millions Property Type	9/30/25 Balances	% of Total Loans	9/30/25 Classified Balances
Apartments	$914.9	6.7 %	$0.0
Land Acq. & Dev.	779.1	5.7 %	0.3
Retail	750.3	5.5 %	5.2
Industrial/Warehouse	715.7	5.3 %	0.1
Traditional Office	527.7	3.9 %	0.5
Hotel	335.1	2.5 %	0.0
Student Housing	260.7	1.9 %	3.5
Specialty	181.9	1.3 %	0.0
Medical Office	167.0	1.2 %	0.0
Senior Housing	163.4	1.2 %	0.0
Self-Storage	145.1	1.1 %	0.0
Other	204.2	1.5 %	0.0
Grand Total	**$5,145.1**	**37.8 %**	**$9.6**

Only 0.2% of total CRE-I loans are classified

100/300 Test:

48% C&D

227% CRE-I

Owner Occupied CRE

$ in millions Property Type	9/30/25 Balances	% of Total Loans	9/30/25 Classified Balances
Industrial/Warehouse	$454.3	3.3 %	$12.8
Specialty	321.6	2.4 %	5.6
Traditional Office	211.4	1.6 %	1.3
Medical Office	131.7	1.0 %	0.0
Retail	116.2	0.9 %	1.4
Restaurant	114.0	0.8 %	0.0
Other	53.8	0.4 %	3.7
Grand Total	**$1,403.0**	**10.4 %**	**$24.8**

Only 1.8% of total OOCRE loans are classified

Lower risk profiles as underwritten to the primary occupying business and are not as exposed to lease turnover risks

Commercial & Industrial (C&I)

$ in millions NAICS Sector	9/30/25 Balances	% of Total Loans	9/30/25 Classified Balances
Finance and Insurance	$861.7	6.3 %	$0.0
Manufacturing	467.7	3.4 %	30.5
Food Services, Drinking Places	370.3	2.7 %	1.0
Real Estate, Rental, Leasing	367.3	2.7 %	4.1
Construction	303.0	2.2 %	4.1
Mining, Quarrying, Oil, Gas	300.9	2.2 %	0.0
Wholesale Trade	243.5	1.8 %	17.1
Other Services (ex. Public Admin)	212.8	1.6 %	2.3
Transportation	191.3	1.4 %	9.2
Retail Trade	186.9	1.4 %	4.1
Agriculture, Forestry, Fishing	178.9	1.3 %	3.8
Educational Services	134.5	1.0 %	0.1
Health Care, Social Assistance	130.2	1.0 %	5.6
Professional, Scientific, Technical	107.8	0.8 %	17.2
Other	310.6	2.3 %	4.1
Grand Total	**$4,367.4**	**32.1 %**	**$103.2**

Majority of the Finance & Insurance portfolio (represents 20% of C&I loans, or 6% of total loans) is secured by marketable securities

C&I lines of credits have an overall utilization of 49%, demonstrating substantial borrowing capacity and appropriate revolving of most lines

All data as of 9/30/25

$ in millions Investor Owned CRE Metric	Traditional Office	Medical Office	Top 10 Largest Office Loans
Total Balances	$527.7	$167.0	$199.0
% of Total CRE-I	10.3 %	3.2 %	3.9 %
% of Total Office CRE-I	76.0 %	24.0 %	28.6 %
# of Loans	223	70	10
Average Loan Size	$2.4	$2.4	$19.9
Total Classified	$0.5	$0.0	$0.0
Weighted Avg Current LTV	59 %	63 %	62%

Top Ten Largest Office Loans

Weighted Average DSCR[2]: **1.33x**

Weighted Average Debt Yield[3]: **11.2%**

[1] Investor owned CRE (CRE-I) includes C&D, Multifamily and non-owner occupied CRE | [2] Debt Service Coverage Ratio | [3] Net Operating Income of property divided by Loan Amount

123Q25 Earnings Investor Presentation First Busey Corporation | Ticker: BUSE ▪ Conservative underwriting structures have resulted in a legacy of pristine credit quality ▪ Strong portfolio management that identifies early warning indicators and proactively engages the special assets group early in the credit review process (special assets group has remained intact since the 2008-2009 recession) ▪ Loans 90+ days past due and still accruing at $1.4 million, or 0.01% of total loans, and loans 30-89 days past due represent 0.14% of total loans ▪ Classified assets as a percentage of capital of 7.0%1 at 9/30/25, compared to KRX median of 13.1% as of 6/30/25 ▪ Allowance to NPLs coverage of 3.67 x ▪ 3Q25 net charge-offs totaled $5.8 million, $4.2 million attributable to PCD loans and $1.6 million of Non-PCD ▪ OREO and repossessed asset balances total $10.2 million 1 Capital calculated as Busey Bank Tier 1 Capital (preliminary estimates) + Allowance for credit losses 2 Average loans was calculated as the average of the ending portfolio loan balances over the most recent four quarters Pristine Credit Quality NPAs / Assets NCOs / Average Loans (Annualized) 2 0.13% 0.06% 0.19% 0.31% 0.32% 0.23% 0.31% 0.46% 0.41% Busey KRX Median 2022 YE 2023 YE 2024 YE 2025 Q2 2025 Q3 $ in millions $ in millions BUSE NPAs $16.6 $7.9 $23.3 $58.2 $57.7 BUSE NCOs $0.9 $2.3 $18.2 $12.9 $5.8 0.01% 0.03% 0.23% 0.37% 0.17% 0.05% 0.16% 0.19% 0.18% Busey KRX Median 2022 YE 2023 YE 2024 YE 2025 Q2 2025 Q3 $183.3 -$4.3 -$7.1 -$1.5 $3.8 $174.2 2Q25 ACL PCD¹ Charge-Offs and Recoveries Release of PCD Provision Non PCD Charge- Offs and Recoveries Non PCD Provision Expense 3Q25 ACL Non-PCD provision to support charge- offs and as a response to economic factors Release due to payoffs and paydowns of PCD loan balances 1.33% Allowance to Loans 1.28% Allowance to Loans Net provision release during 3Q25: Allowance / Loans 1.19% 1.20% 1.08% 1.33% 1.28% 1.07% 1.17% 1.17% 1.19% Busey KRX Median 2022 YE 2023 YE 2024 YE 2025 Q2 2025 Q3 ▪ Provision release of $7.1 million for PCD loans due to payoffs/paydowns ▪ Provision expense of $3.8 million for non-PCD loans to support charge-offs and qualitative factor adjustments

3Q25 Earnings Investor Presentation | First Busey Corporation | Ticker: BUSE | 13

Top Tier Core Deposit Franchise

Deposit Portfolio Composition


Int DDA
21%
Non-Int
DDA
24%
Total Deposits:
$15.1
Billion
Savings &
MMDA
39%
CD
>250k
5%
CD
<250k
11%

Loan to Deposit Ratio
90.2%

Core Deposits [1]
93.8%

MRQ Avg Cost of Total Deposits
2.15%

MRQ Avg Cost of Non-Time Deposits
1.84%

Avg Deposits per Branch
$191 million

Total Deposits & Loan-to-Deposit Ratio

$ in millions


Retail
Commercial
Public
Other [2]
Avg Deposits
LDR
$9,943
$10,004
78.5%
$9,982
$10,050
77.1%
$16,459
$12,179
84.3%
$15,802
$15,993
87.4%
$15,070
$15,580
90.2%
2024 Q3
2024 Q4
2025 Q1
2025 Q2
2025 Q3

Notable decrease in "Other" with targeted reduction of ~$230 million in brokered deposits and ~$100 million of high-cost ICS

Total commercial deposits down $289 million QoQ, directly attributable to a ~$450 million targeted reduction in high-cost non-relationship deposits

Retail deposits up $22 million QoQ

Deposit Portfolio Regional Segmentation

$ in thousands

Portfolio	2025 Q2	QoQ Δ	2025 Q3	% of Total
East (Chicago, St. Louis, SW FL)	$4,747	+$199	$4,946	33 %
Midwest (Central IL, Indy)	$5,202	+$112	$5,314	35 %
Central (KC, Wichita, OKC, Tulsa)	$3,516	-$441	$3,075	20 %
Texas (Dallas, Fort Worth)	$936	-$239	$697	5 %
West (AZ, CO, NM)	$867	-$52	$815	5 %
Verticals	$533	-$310	$223	2 %
Total Loans	**$15,801**	-$731	**$15,070**	100 %

About half of East region inflows were related to increased balances from commercial depositors and the other half from seasonal public funds flows that are expected to decline over the next two quarters, consistent with prior years

Majority of Central region outflows attributed to targeted reduction of ~$230 million in corporate brokered deposits and ~$160 million of other high-cost non-relationship deposits

Result of targeted ~$200 million reduction in high-cost non-relationship deposits

"Verticals" deposit balances were also pressured by the the targeted reduction initiative

Deposit Optimization Strategy

$ in millions


Targeted Brokered Reduction
Targeted High-Cost Non-Relationship Reduction
$795
$566
$228
$369
$369
$111
$111
2025 Q1
2025 Q2
2025 Q3

	2025 Q1	2025 Q2	2025 Q3
WAvg Rate of Deposit Runoff	4.73%	4.59%	4.45%

An additional ~$115 million of intentional brokered and non-relationship runoff (at 4.3% rate) anticipated in 4Q25, but expected to be mitigated by organic growth

[1] Non-GAAP calculation, see Appendix | [2] Other deposits include brokered MMA, brokered CDs, ICS Demand & Savings, CDAR CDs

143Q25 Earnings Investor Presentation First Busey Corporation | Ticker: BUSE 1.85% 1.75% 1.91% 2.21% 2.15% 2.33% 2.19% 2.00% 2.00% Busey KRX Median 2024 Q3 2024 Q4 2025 Q1 2025 Q2 2025 Q3 1.00% 1.50% 2.00% 2.50% 3.00% BUSE Cost of Deposits Effective Fed Funds Rate (Qtr Avg)¹ 3Q15 3Q16 3Q17 3Q18 3Q19 3Q20 3Q21 3Q22 3Q23 3Q24 3Q25 0.0% 0.5% 1.0% 1.5% 2.0% 2.5% 3.0% 3.5% 4.0% 4.5% 5.0% 5.5% 6.0% Deposit Cost Trends Total Cost of Deposits vs. Peers Historical Cost of Deposits, 2Q15 - 3Q25 Cost of deposits had been at ~30% of Fed Funds over the last three cycles (2 tightening, 1 easing) fully lagged. Anticipate running at ~50% of Fed Funds going forward. 1 Quarterly effective Fed Funds per FRED, Federal Reserve Bank of St. Louis. Average during quarter, not seasonally adjusted. ▪ Post-acquisition of CrossFirst, implemented balance sheet optimization strategy with reduction of wholesale and other high-cost non-relationship funding to drive down combined cost of deposits ▪ This met with a concurrent increase in loan yields resulted in a substantial improvement to NIM ▪ Rate assumptions include one Fed Funds upper limit rate cut of 25 bps at October meeting and a second 25 bps cut in December 2025 ▪ With assumed rate cuts and final phase of balance sheet optimization, expect total cost of deposits to further decrease in 4Q25 ▪ Short duration non-brokered CD portfolio has a weighted average remaining life of 4.8 months and weighted average rate of 3.7% Spot Deposit Costs At 6/30/25 At 9/30/25 Change Total Deposits 2.22% 2.01% -21 bps Non-Time Deposits 1.91% 1.69% -22 bps

3Q25 Earnings Investor Presentation
First Busey Corporation | Ticker: BUSE
15

Net Interest Margin

Net Interest Income Trend[1]

$ in millions


Net Interest Income[1]
Purchase Accounting Accretion
$83.0
$1.3
$81.7
$82.0
$0.8
$81.2
$104.3
$2.7
$101.6
$154.0
$7.1
$146.9
$155.9
$5.9
$150.0
2024 Q3
2024 Q4
2025 Q1
2025 Q2
2025 Q3

Note: Company Purchase Accounting Schedule in appendix

Net Interest Margin Trend[1]


Earning Assets
Cost of Funds
NIM
4.91%
4.75%
5.08%
5.63%
5.63%
3.02%
2.95%
3.16%
3.49%
3.58%
1.98%
1.89%
2.02%
2.29%
2.22%
2024 Q3
2024 Q4
2025 Q1
2025 Q2
2025 Q3

	2024 Q3	2024 Q4	2025 Q1	2025 Q2	2025 Q3
Avg IE Assets ($B)	$10.94	$11.05	$13.36	$17.70	$17.27

Net Interest Margin Bridge *Factors contributing to **+9 bps** NIM expansion during quarter*


3.49%
2Q25 NIM
+0.08%
New and renewed loans continue to price at higher spreads
Loan Rate
+0.07%
Benefit from actions taken to reduce brokered and other high-cost non-relationship deposits
Deposit Funding Cost
+0.05%
Remaining full quarter impact from paying off $125 million of subordinated debt with preferred stock issuance closed on May 20
Preferred Stock Issuance and Sub Debt Payoff
-0.06%
Lower excess earning cash balances and paydowns/maturities in the securities portfolio during the quarter
Reduction in Earning Cash and Securities
-0.02%
Impact from fixed corporate debt expense
Funding Mix
-0.03%
Deceleration in purchase accounting accretion from recent transaction
Purchase Accounting Contribution
3.58%
3Q25 NIM

[1] Tax-equivalent adjusted amounts; Non-GAAP, see Appendix

3Q25 Earnings Investor Presentation | First Busey Corporation | Ticker: BUSE | 16

Diversified and Significant Sources of Noninterest Income

21.1% Adjusted Noninterest Income / Total Revenue [1]

67.9% Wealth + Payment Tech + Treasury Management / Total Noninterest Income [2]

Adjusted Noninterest Income / Operating Revenue [3]


$ in millions
Adj. Nonint. Inc.
Net Interest Income
Adj. Nonint. Inc./Op. Rev.
Net interest income became a larger share of total operating revenue with significant NIM expansion and recent acquisition
$117.7
$82.6
29.8%
$35.0
2024 Q3
$117.0
$81.6
30.3%
$35.4
2024 Q4
$140.7
$103.7
26.3%
$37.0
2025 Q1
$192.0
$153.2
20.2%
$38.9
2025 Q2
$196.7
$155.1
21.1%
$41.5
2025 Q3

Sources of Noninterest Income

$ in thousands

Noninterest Income Detail	2024 Q3	YoY Change	2025 Q3	% of Total (Adj.)
Wealth Management Fees	$15,378	+12%	$17,184	41 %
Payment Technology Solutions	5,265	-3%	5,092	12 %
Treasury Management Services	2,201	+109%	4,598	11 %
Card Services and ATM Fees	3,557	+35%	4,799	12 %
Other Service Charges on Deposit Accounts	2,390	-32%	1,617	4 %
Mortgage Revenue	355	+85%	657	2 %
Income on Bank Owned Life Insurance	1,189	+37%	1,623	4 %
Other Noninterest Income[4]	4,706	+26%	5,916	14 %
Acquisition loss on fixed asset disposal	—		44	—
Adjusted Noninterest Income	**$35,041**	**+19%**	**$41,530**	**100 %**
Acquisition (loss) on fixed asset disposal	—		(44)	
Gain Reversal on Mortgage Servicing Rights Sale	(18)		—	
Net Securities Gains (Losses)	822		(288)	
Total Noninterest Income	**$35,845**	**+15%**	**$41,198**	

Payment Technology Solutions is the consolidated revenue from FirsTech, which includes lockbox/ACH payment processing, merchant services, online payments, and other electronic payments

Treasury Management Services includes commercial cash management services, wires, and other commercial business service charges

3Q25 includes $1.1 million of interchange from corporate credit cards that are managed within Treasury Management division

Minimal contribution from other service charges such as NSF, overdraft, and consumer deposit fees

Other Noninterest Income positively impacted in 3Q25 by gain from fintech fund investment

[1] 3Q25 adjusted noninterest income contributed 21.1% of total operating revenue (excludes net securities gains) | [2] 67.9% of 3Q25 adjusted noninterest income is contributed by wealth management fees, wealth management referral income included in other noninterest income, payment technology solutions revenue, and revenue lines managed by treasury management division (treasury management services revenue and corporate credit card interchange) | [3] Non-GAAP calculation, see Appendix | [4] Approximately $0.2 million of Other Noninterest Income was attributable to the wealth segment in 3Q24 and 3Q25

3Q25 Earnings Investor Presentation | First Busey Corporation | Ticker: BUSE | 17

Wealth Management

Busey WEALTH® MANAGEMENT

$15.0 **Billion** *Assets Under Care*

$68.9 **Million** *LTM Revenue*[1]

Assets Under Care

- Assets Under Care (AUC) up $0.9 billion QoQ and up $1.3 billion YoY, or +9%


$ in millions
$13,690
$13,834
$13,678
$14,102
$14,959
2024 Q3
2024 Q4
2025 Q1
2025 Q2
2025 Q3

- Fully internalized investment office that utilizes a tailored, tax-efficient approach for each client, producing long-term returns that continue to outperform benchmarks[2]

Early wins in new Western markets

- New Managing Director hires in **Dallas** and **Denver** started in 3Q25
  - This follows the hiring of 3 new Managing Directors in the **Kansas City**, **Wichita**, and **Oklahoma City** markets during 2Q25
  - Also adding talented portfolio managers in our fully internalized investment office to further support growth
- Early wins in Western markets - new accounts opened YTD representing ~$60 million of AUC, with another $100 million+ of AUC at later stages of the pipeline
- Track record of organic AUC growth in new markets: since 2014, 50%+ of AUC growth has been organic

Wealth Revenue and Pre-Tax Income[1]

- 3Q25 Wealth segment revenue of $17.4 million, a YoY increase of +7%
- Pre-tax net income of $7.5 million, a YoY increase of +1%
- Pre-tax profit margin of 43.0% in 3Q25 and 45.0% over the last twelve months


Revenue
Pre-Tax Net Income
Pre-Tax Profit Margin
$ in millions
$16.2
45.7%
$7.4
$17.0
45.4%
$7.7
$17.6
46.6%
$8.2
$17.0
45.1%
$7.7
$17.4
43.0%
$7.5
2024 Q3
2024 Q4
2025 Q1
2025 Q2
2025 Q3

Integrated comprehensive capabilities to serve Personal & Institutional Clients

Wealth Revenue Composition [1]

% of Total WM Revenue	2024 Q3	2024 Q4	2025 Q1	2025 Q2	2025 Q3
Trust / Agency	83 %	84 %	81 %	83 %	86 %
Brokerage	7 %	8 %	8 %	8 %	8 %
Ag Services	2 %	2 %	9 %	2 %	1 %
Tax & Financial Planning	1 %	1 %	0 %	4 %	1 %
Estate Settlement	1 %	4 %	1 %	2 %	3 %
Other	6 %	1 %	1 %	1 %	1 %
Total	100 %	100 %	100 %	100 %	100 %

[1] Wealth Management segment
[2] Busey Wealth Management's blended portfolio 3-year and 5-year returns vs. blended benchmark of 60% MSCI All-Country World Index and 40% Bloomberg Intermediate Govt/Credit Index

3Q25 Earnings Investor Presentation | First Busey Corporation | Ticker: BUSE | 18

Expansive Payments and Cash Management Capabilities

firstech

46 Million *Transactions Processed LTM*

$21.7 Million *LTM Revenue* [1]

Go-to-market strategy focused on key competencies of ***integrated receivables, merchant processing,*** *and* ***online payments***

Integrated Receivables

- FirsTech's long-term core integrated receivables offerings have historically acted as a lead-in opportunity to expand services with existing clients
- During 3Q25, signed significant partnership in healthcare revenue cycle management and further expanded wallet share in other lines of business with additional volume wins

Merchant Processing

- Merchant is the primary referral opportunity for many new commercial clients
- High referral rate from Busey Bank and successful partnerships closed with existing commercial clients
- Diversified revenue stream that is serving over 1,000 merchant accounts and has experienced increasing deal size

Online Payments

- PayFusion product (comprehensive payments platform for businesses) has continued to receive positive feedback from customers & partners
- Expansion with enterprise customers and financial institutions is showing promising results



3Q25 FirsTech Revenue Mix
Integrated Receivables 24%
Merchant Processing 25%
Online Payments 21%
Other Electronic Payments 30%

TREASURY MANAGEMENT

$22.8 Million *Annualized 3Q25 TM Services Revenue + Corporate Card Interchange Revenue* [2]

A growing component of the Banking segment

- Substantially enhanced Treasury Management capabilities with recent bank acquisition
- Treasury Management has a mutually supportive relationship with commercial deposit gathering and C&I lending

Treasury Management team manages:

- Commercial cash management
- Wires
- Corporate credit cards
- Other commercial business service charges

[1] Revenue equates to all revenue sources tied to FirsTech and excludes intracompany eliminations
[2] 3Q25 Treasury Management Services noninterest income of $4.6 million + 3Q25 interchange from corporate credits cards of $1.1 million (included in Card Services and ATM Fees), annualized

3Q25 Earnings Investor Presentation | First Busey Corporation | Ticker: BUSE | 19

Focused Control on Expenses

Noninterest Expense

$ in millions



Expenses ex-Acq.
Acquisition & Restruct. Exp.
Adj. Efficiency Ratio[1]
$75.5
$78.6
$112.0
$127.8
$120.0
60.2%
61.8%
58.7%
55.3%
54.8%
2024 Q3
2024 Q4
2025 Q1
2025 Q2
2025 Q3

	2024 Q3	2024 Q4	2025 Q1	2025 Q2	2025 Q3
Noninterest Exp.	**$75.5**	**$78.6**	**$112.0**	**$127.8**	**$120.0**
Acquisition & Restruct. Exp.	$1.9	$3.6	$26.0	$16.6	$7.2
NIE ex-Acquisition & Restructuring Expense [1]	**$73.6**	**$75.0**	**$86.0**	**$111.2**	**$112.8**
Amort. of Intangibles	$2.5	$2.5	$3.1	$4.6	$4.5
Adjusted NIE [1]	**$71.0**	**$72.6**	**$82.9**	**$106.6**	**$108.3**

- Efficiency gains accelerate as synergies continue to be realized from transformational acquisition completed on 3/1/25 and bank merger on 6/20/25
- Adjusted core expenses[1] of $108.3 million in 3Q25
  - Non-operating other expenses during 3Q25 were comprised of $7.2 million related to the CrossFirst acquisition

Adjusted Core NIE Summary

	2025 Q2	2025 Q3
Compensation & Benefits	$66.8	$68.5
Data processing	$10.1	$9.3
Occupancy & Equipment	$10.2	$10.1
Professional fees	$2.6	$2.6
Other NIE	$17.0	$17.9
Adjusted NIE [1]	**$106.6**	**$108.3**

- Continue to be diligent on expenses; focused on employing top-tier talent and deploying a best-in-class product set to position the company for future growth
  - Operating expenses increased QoQ, primarily because of elevated compensation costs due to lower expense deferral associated with reduced loan production during 3Q25
    - Returns on people investments to be realized in coming quarters as recent hires build their books of business; have added 45+ producers on the sales-side since acquisition close on 3/1/25
  - **Expect 4Q25 NIE ex-acquisition & restructuring exp. to be ~$112 million (includes amortization of intangibles)**

Acquisition-related cost savings

- The anticipated 3Q25 cost savings from the CrossFirst acquisition (primarily personnel) were realized but were partially offset by new opportunistic hires
  - Total announced cost saves of ~$25 million remain on track to be fully out of the expense base by 1Q26
  - Exited 3Q25 with ~90% of those savings taken out of expense run rate and anticipate 100% out of expense run rate by year-end

[1] Non-GAAP, see Appendix | Note: Certain totals above may not tie exactly due to rounding. Detail amounts can be found in Non-GAAP table within Appendix

3Q25 Earnings Investor Presentation
First Busey Corporation | Ticker: BUSE
20

Actively Managing Well-Positioned Balance Sheet

Rate Structures of Loan Portfolio in 3Q25

Recent launch of loan pricing software has further driven focus on pricing discipline and term structure for both loans and deposits


Floating
55%
Fixed
37%
Variable
8%

Floating Index Rates


SOFR
70%
Treasury
2%
Prime
28%

Substantial amount of low-yield loans & securities scheduled to roll off

3Q25 Net New Loan Funding Yield:
7.06%

Scheduled Maturities / Repricing of Fixed Rate Loans

	4Q25	2026	2027	2028
Balances ($ millions)	$263	$1,016	$1,011	$736
Weighted Average Rate	4.7 %	4.6 %	4.8 %	5.4 %

New Securities coming on at:
~4.50%

Roll Off of AFS Securities

	4Q25	2026	2027	2028
Roll Off Cash Flow ($ millions)	$90	$306	$265	$315
Approximate Roll Off Yield	2.5 %	2.7 %	2.9 %	3.2 %

Net Interest Income Rate Sensitivity

Balance sheet well-positioned for rate neutrality

Based on Static Balance Sheet

Rate Shock	Year 1 NII Impact	Year 2 NII Impact
+200 bps	+2.3%	+3.2%
+100 bps	+2.0%	+2.6%
-100 bps	-1.3%	-2.5%
-200 bps	-1.6%	-4.4%

Balance sheet is projected over one- & two-year time horizons and net interest income is calculated under current market rates assuming permanent instantaneous shifts

Consolidated Deposit Cost of Funds

Presented below is a trend of illustratively combined historical deposit costs for Busey Bank + CrossFirst Bank as a percentage of the Fed funds upper limit quarterly average. A long-run normalized funding cost of the deposit book is anticipated to range between 45%-50% of the upper limit of the Fed funds target range.


32%
32%
34%
36%
42%
49%
48%
2024 Q1
2024 Q2
2024 Q3
2024 Q4
2025 Q1
2025 Q2
2025 Q3
Total Cost of Deposits as % of Fed Funds [1]

[1] Cost of deposits as a percentage of Fed Funds are calculated based on an average fed funds target rate of 5.50% (1Q24, 2Q24), 5.43% for 3Q24, 4.82% for 4Q24, 4.50% (1Q25, 2Q25) and 4.47% for 3Q25

213Q25 Earnings Investor Presentation First Busey Corporation | Ticker: BUSE $1,220 $1,237 $1,872 $1,888 $1,908 13.8% 14.1% 12.0% 12.2% 12.3% 7.0% Common Equity Tier 1 CET1 Ratio Min + Buffer Ratio 2024 Q3 2024 Q4 2025 Q1 2025 Q2 2025 Q3 $1,035 $1,017 $1,676 $1,709 $1,748 8.9% 8.7% 8.8% 9.3% 9.9% TCE TCE Ratio 2024 Q3 2024 Q4 2025 Q1 2025 Q2 2025 Q3 Tangible Common Equity 1 1 Non-GAAP calculation, see Appendix | 2 3Q25 capital ratios are preliminary estimates. 3 Common dividends and share repurchases during period divided by adjusted net income available to common shareholders during period $ in millions Common Equity Tier 1 Ratio Tier 1 Capital Ratio Total Capital Ratio Capital Ratio 12.3% 13.8% 15.9 % Minimum Well Capitalized with Capital Buffer 7.0% 8.5% 10.5 % Amount of Capital $1,908 $2,131 $2,459 Well Capitalized Minimum with Buffer $1,083 $1,315 $1,625 Excess over Well Cap. Min. with Buffer $825 $816 $834 $ in millions $ in millions Robust Capital Foundation Common Equity Tier 1 2 Consolidated Capital as of 9/30/25 2 36% 39% 39% 48% 77% 63% Dividend Payout Ratio Payout Ratio with Dividends & Share Repurchases 2025 Q1 2025 Q2 2025 Q3 20% 40% 60% 80% Adjusted Common Stock Payout Ratio 3

Appendix

233Q25 Earnings Investor Presentation First Busey Corporation | Ticker: BUSE Seasoned Leadership Team Has served as Vice Chairman & President of First Busey Corporation and President & CEO of Busey Bank since March 2025. Prior to its merger with Busey in 2025, Mike served as President and CEO of CrossFirst Bankshares, Inc. since June 2020, and CEO of CrossFirst Bank since November 2008. He served as President of CrossFirst Bank from November 2008 until June 2022 when the roles of CEO and President of the Bank were split. Has served as Chairman & CEO of First Busey since 2007 and became Chairman of the Board effective July 2020. Offers 40 years of diverse financial services experience and extensive board involvement with a conservative operating philosophy and management style that focuses on Busey’s associates, customers, communities and shareholders. Van A. Dukeman Chairman & CEO, First Busey Corp. Chairman, Busey Bank Mike J. Maddox Vice Chairman & President, First Busey Corp. President & CEO, Busey Bank Joined Busey in 2008 and has nearly 30 years of financial and leadership experience. Oversees various areas at Busey and its subsidiaries, including human resources, corporate communications, executive administration, marketing, the overall Busey experience, enterprise and strategic projects, as well as consumer and digital banking. Prior to Busey, Amy worked for 10+ years with CliftonLarsonAllen LLP. Amy L. Randolph Chief Operating Officer Joined Busey in January 2020 with over 25 years of financial leadership experience, including a 16-year tenure with KeyCorp. Oversees various areas at Busey and its subsidiaries, including enterprise, operational and third-party risk management, compliance, fair and responsible banking, vendor management, model risk, business continuity and information security. Monica L. Bowe Chief Risk Officer Joined Busey in March 2025 with the CrossFirst Bankshares merger and oversees various areas at Busey and its subsidiaries, including all information technology and business services and systems, service support, enterprise lending services, enterprise deposits and payments, and facilities. Previously, Amy held multiple executive leadership roles with CrossFirst Bank, most recently serving as Chief Operating Officer. Amy J. Fauss Chief Information & Technology Officer Joined Busey in 2011 and has over 20 years of experience in the financial services industry. Chip oversees all aspects of credit administration at Busey Bank, including commercial and consumer credit, portfolio monitoring and special assets. Before being named Chief Credit Officer in 2025, he has held the roles of President of Credit and Bank Administration, Co-Chief Banking Officer, and Regional President for Commercial Banking. Chip Jorstad Chief Credit Officer Joined Busey in September 2025. Chris previously served as Chief Strategy Officer at First National Bank, the largest subsidiary of F.N.B. Corporation—a diversified financial services organization, based in Pittsburgh, PA, with total assets of nearly $50 billion, as of June 30, 2025. In addition to serving as the head of FNB’s Corporate Strategy and Investor Relations areas, he was responsible for advancing FNB’s digital and data strategy, with oversight of Digital Channels, Data Science, Artificial Intelligence and Data Management and Governance. Chris earned his Bachelor of Arts degree from Dartmouth. Chris H.M. Chan Chief Financial Officer Joined Busey in December 2011 and has over 40 years of legal experience. He oversees all legal matters and leads Busey’s corporate governance efforts. Prior to joining Busey, he was a shareholder in the law firm of Meyer Capel. John J. Powers General Counsel 2025 Proxy Statement: Executive Compensation Performance Measures Weighting Short-term incentives Adjusted EPS 35% Asset Quality Ratio 25% Fee Revenue from Wealth, Payment Technology Solutions, and Treasury Management 20% Core Deposit Growth 10% Strategic Integration of CrossFirst 6% Regulatory Ratings 4% Total 100% Long-term incentives Adjusted ROATCE 50% Relative Total Shareholder Return vs. KRX components 50% Total 100% Executive compensation reinforces corporate priorities following the acquisition of CrossFirst and is aligned with driving long-term shareholder value

243Q25 Earnings Investor Presentation First Busey Corporation | Ticker: BUSE Estimated accretion schedule of loan discounts based on anticipated contractual cash flows In addition to CrossFirst Bankshares acquisition completed 3/1/25, these projections include remaining purchase accounting impact from prior M&A transactions, including acquisition of Merchants & Manufacturers Bank Corporation completed on 4/1/24 Purchase Accounting Projections ($ in thousands) Actuals Accretion/Amortization Impact Item ($ in thousands) 1Q25 2Q25 3Q25 4Q25 1Q26 2Q26 3Q26 4Q26 Thereafter Loans Accretion 2,272 6,576 6,088 5,935 5,435 5,043 4,638 4,319 66,647 CD Accretion 659 921 135 -5 -8 -6 -7 -5 289 Borrowings Amortization -203 -378 -369 -366 -357 -358 -358 -359 -3,075 Net NII Impact 2,728 7,119 5,854 5,564 5,070 4,679 4,273 3,955 63,861 Core Deposit Intangible & Wealth Intangibles Amortization -3,083 -4,592 -4,507 -4,427 -4,287 -4,227 -4,147 -4,078 -80,714 Total Pre-Tax Income Impact -355 2,527 1,347 1,137 783 452 126 -123 -16,853 1 1 3Q25 loan accretion variance from prior quarter’s projections due to accelerated PCD loan payoffs in excess of scheduled accretion

253Q25 Earnings Investor Presentation First Busey Corporation | Ticker: BUSE Non-GAAP Financial Information This presentation contains certain financial information determined by methods other than U.S. Generally Accepted Accounting Principles (“GAAP”). Management uses these non- GAAP measures, together with the related GAAP measures, in analysis of Busey’s performance and in making business decisions, as well as for comparison to Busey’s peers. Busey believes the adjusted measures are useful for investors and management to understand the effects of certain non-core and non-recurring items and provide additional perspective on Busey’s performance over time. Included in the Appendix are tables that present reconciliations between these non-GAAP measures and what management believes to be the most directly comparable GAAP financial measures. These non-GAAP disclosures have inherent limitations and are not audited. They should not be considered in isolation or as a substitute for operating results reported in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies. Tax effected numbers included in these non-GAAP disclosures are based on estimated statutory rates, estimated federal income tax rates, or effective tax rates, as noted with the tables below.

3Q25 Earnings Investor Presentation | First Busey Corporation | Ticker: BUSE | 26

Non-GAAP Financial Information *(Unaudited)*

Pre-Provision Net Revenue and Related Measures

(dollars in thousands)		Three Months Ended September 30, 2025	Three Months Ended June 30, 2025	Three Months Ended September 30, 2024	Nine Months Ended September 30, 2025	Nine Months Ended September 30, 2024
Net interest income (GAAP)		$ 155,137	$ 153,183	$ 82,647	$ 412,051	$ 241,033
Total noninterest income (GAAP)		41,198	44,863	35,845	107,284	104,461
Net security (gains) losses (GAAP)		288	(5,997)	(822)	10,059	5,906
Total noninterest expense (GAAP)[1]		(120,018)	(127,833)	(75,519)	(359,881)	(222,872)
Pre-provision net revenue (Non-GAAP)	[a]	76,605	64,216	42,151	169,513	128,528
Acquisition and restructuring (income) expenses, excluding initial provision expenses		7,251	16,600	1,935	49,877	4,555
Realized net (gains) losses on the sale of mortgage service rights		—	—	18	—	(7,724)
Adjusted pre-provision net revenue (Non-GAAP)	[b]	$ 83,856	$ 80,816	$ 44,104	$ 219,390	$ 125,359
Average total assets	[c]	$ 18,662,449	$ 19,068,086	$ 12,007,702	$ 17,534,644	$ 12,040,414
Pre-provision net revenue to average total assets (Non-GAAP)[2]	[a÷c]	1.63 %	1.35 %	1.40 %	1.29 %	1.43 %
Adjusted pre-provision net revenue to average total assets (Non-GAAP)[2]	[b÷c]	1.78 %	1.70 %	1.46 %	1.67 %	1.39 %

1. Beginning in the second quarter of 2025, Busey revised its presentation, for all periods presented, to reclassify the provision for unfunded commitments so that it is now included within the provision for credit losses; therefore, it is no longer included within total noninterest expense.
2. Annualized measure.

3Q25 Earnings Investor Presentation | First Busey Corporation | Ticker: BUSE | 27

Non-GAAP Financial Information *(Unaudited)*

Adjusted Net Income, Average Tangible Common Equity, and Related Ratios

(dollars in thousands, except per share amounts)		Three Months Ended September 30, 2025	Three Months Ended June 30, 2025	Three Months Ended September 30, 2024	Nine Months Ended September 30, 2025	Nine Months Ended September 30, 2024
Net income (GAAP)	[a]	$ 57,098	$ 47,404	$ 32,004	$ 74,512	$ 85,586
Day 2 provision for credit losses[1]		—	—	—	45,572	—
Adjustment of initial provision for unfunded commitments due to adoption of new model[2]		—	4,030	—	4,030	—
Other acquisition (income) expenses		7,251	16,600	1,935	49,877	4,432
Restructuring expenses		—	—	—	—	123
Net securities (gains) losses		288	(5,997)	(822)	10,059	5,906
Realized net (gains) losses on the sale of mortgage servicing rights		—	—	18	—	(7,724)
Related tax (benefit) expense[3]		(2,141)	(4,971)	(207)	(29,181)	(608)
Non-recurring deferred tax adjustment[4]		—	328	—	4,919	1,446
Adjusted net income (Non-GAAP)[5]	[b]	62,496	57,394	32,928	159,788	89,161
Preferred dividends	[c]	5,131	155	—	5,286	—
Adjusted net income available to common stockholders (Non-GAAP)	[d]	$ 57,365	$ 57,239	$ 32,928	$ 154,502	$ 89,161
Weighted average number of common shares outstanding, diluted (GAAP)	[e]	90,218,382	90,883,711	57,967,848	83,609,999	57,411,299
Diluted earnings per common share (GAAP)	[(a-c)÷e]	$ 0.58	$ 0.52	$ 0.55	$ 0.83	$ 1.49
Adjusted diluted earnings per common share (Non-GAAP)[5]	[d÷f]	$ 0.64	$ 0.63	$ 0.57	$ 1.85	$ 1.55
Average total assets	[g]	$ 18,662,449	$ 19,068,086	$ 12,007,702	$ 17,534,644	$ 12,040,414
Return on average assets (Non-GAAP)[6]	[a÷g]	1.21 %	1.00 %	1.06 %	0.57 %	0.95 %
Adjusted return on average assets (Non-GAAP)[5,6]	[b÷g]	1.33 %	1.21 %	1.09 %	1.22 %	0.99 %
Average common equity		$ 2,210,711	$ 2,180,963	$ 1,364,377	$ 2,109,046	$ 1,324,119
Average goodwill and other intangible assets, net		(486,625)	(494,473)	(369,720)	(464,316)	(366,331)
Average tangible common equity (Non-GAAP)	[h]	$ 1,724,086	$ 1,686,490	$ 994,657	$ 1,644,730	$ 957,788
Return on average tangible common equity (Non-GAAP)[6]	[(a-c)÷h]	11.96 %	11.24 %	12.80 %	5.63 %	11.94 %
Adjusted return on average tangible common equity (Non-GAAP)[5,6]	[d÷h]	13.20 %	13.61 %	13.17 %	12.56 %	12.43 %

1. The Day 2 provision represents the initial provision for credit losses recorded in connection with the CrossFirst acquisition to establish an allowance on non-PCD loans and unfunded commitments and is reflected within the provision for credit losses line on the Statement of Income.
2. In the second quarter of 2025, Busey recorded an adjustment to the initial provision for unfunded commitments for CrossFirst acquisition-date balances based on revised estimates resulting from implementation of a new Current Expected Credit Losses model
3. Tax benefits were calculated for the year-to-date periods using tax rates of 26.64% and 22.21% for the nine months ended September 30, 2025 and 2024, respectively. Tax benefits for the quarterly periods were calculated as the year-to-date tax amounts less the tax reported for previous quarters during the year.
4. A deferred valuation tax adjustment in 2025 was recorded in connection with the CrossFirst acquisition and the expansion of Busey's footprint into new states. Additionally, 2025 includes a write-off of deferred tax assets related to non-deductible acquisition-related expenses. A deferred tax valuation adjustment in 2024 resulted from a change to Busey's Illinois apportionment rate due to recently enacted regulations. Deferred tax adjustments are reflected within the income taxes line on the Statement of Income.
5. Beginning in 2025, Busey revised its calculation of adjusted net income for all periods presented to include, as applicable, adjustments for net securities gains and losses, realized net gains and losses on the sale of mortgage servicing rights, and one-time deferred tax valuation adjustments. In 2024, these adjusting items were previously presented as further adjustments to adjusted net income.
6. Annualized measure.

283Q25 Earnings Investor Presentation First Busey Corporation | Ticker: BUSE Non-GAAP Financial Information (Unaudited) Tax-Equivalent Net Interest Income, Adjusted Net Interest Income, Net Interest Margin, and Adjusted Net Interest Margin Three Months Ended Nine Months Ended (dollars in thousands) September 30, 2025 June 30, 2025 September 30, 2024 September 30, 2025 September 30, 2024 Net interest income (GAAP) $ 155,137 $ 153,183 $ 82,647 $ 412,051 $ 241,033 Tax-equivalent adjustment1 788 791 396 2,116 1,247 Tax-equivalent net interest income (Non-GAAP) [a] 155,925 153,974 83,043 414,167 242,280 Purchase accounting accretion related to business combinations (5,854) (7,119) (1,338) (15,701) (2,354) Adjusted net interest income (Non-GAAP) [b] $ 150,071 $ 146,855 $ 81,705 $ 398,466 $ 239,926 Average interest-earning assets (Non-GAAP) [c] $ 17,272,362 $ 17,700,356 $ 10,942,745 $ 16,126,422 $ 10,982,997 Net interest margin (Non-GAAP)2 [a÷c] 3.58% 3.49% 3.02% 3.43% 2.95 % Adjusted net interest margin (Non-GAAP)2 [b÷c] 3.45% 3.33% 2.97% 3.30% 2.92% ___________________________________________ 1. Tax-equivalent adjustments were calculated using an estimated federal income tax rate of 21%, applied to non-taxable interest income on investments and loans. 2. Annualized measure.

3Q25 Earnings Investor Presentation | First Busey Corporation | Ticker: BUSE | 29

Non-GAAP Financial Information *(Unaudited)*

Adjusted Noninterest Income, Revenue Measures, Adjusted Noninterest Expense, and Efficiency Ratios

(dollars in thousands)		Three Months Ended September 30, 2025	Three Months Ended June 30, 2025	Three Months Ended September 30, 2024	Nine Months Ended September 30, 2025	Nine Months Ended September 30, 2024
Net interest income (GAAP)	[a]	$ 155,137	$ 153,183	$ 82,647	$ 412,051	$ 241,033
Tax-equivalent adjustment[1]		788	791	396	2,116	1,247
Tax-equivalent net interest income (Non-GAAP)	[b]	155,925	153,974	83,043	414,167	242,280
Total noninterest income (GAAP)		41,198	44,863	35,845	107,284	104,461
Net security (gains) losses		288	(5,997)	(822)	10,059	5,906
Noninterest income excluding net securities gains and losses (Non-GAAP)	[c]	41,486	38,866	35,023	117,343	110,367
Acquisition and restructuring (gain) loss		44	—	—	44	—
Realized net (gains) losses on the sale of mortgage service rights		—	—	18	—	(7,724)
Adjusted noninterest income (Non-GAAP)	[d]	$ 41,530	$ 38,866	$ 35,041	$ 117,387	$ 102,643
Tax-equivalent revenue (Non-GAAP)	[e = b+c]	$ 197,411	$ 192,840	$ 118,066	$ 531,510	$ 352,647
Adjusted tax-equivalent revenue (Non-GAAP)	[f = b+d]	197,455	192,840	118,084	531,554	344,923
Operating revenue (Non-GAAP)	[g = a+d]	196,667	192,049	117,688	529,438	343,676
Adjusted noninterest income to operating revenue (Non-GAAP)	[d÷g]	21.12 %	20.24 %	29.77 %	22.17 %	29.87 %
Total noninterest expense (GAAP)[2]		$ 120,018	$ 127,833	$ 75,519	$ 359,881	$ 222,872
Amortization of intangible assets		(4,507)	(4,592)	(2,548)	(12,182)	(7,586)
Noninterest expense excluding amortization of intangible assets (Non-GAAP)[2]	[h]	115,511	123,241	72,971	347,699	215,286
Acquisition and restructuring (income) expenses, excluding initial provision expenses		(7,207)	(16,600)	(1,935)	(49,833)	(4,555)
Adjusted noninterest expense (Non-GAAP)[2]	[i]	$ 108,304	$ 106,641	$ 71,036	$ 297,866	$ 210,731
Efficiency ratio (Non-GAAP)[2]	[h÷e]	58.51 %	63.91 %	61.81 %	65.42 %	61.05 %
Adjusted efficiency ratio (Non-GAAP)[2]	[i÷f]	54.85 %	55.30 %	60.16 %	56.04 %	61.10 %

1. Tax-equivalent adjustments were calculated using an estimated federal income tax rate of 21%, applied to non-taxable interest income on investments and loans.
2. Beginning in the second quarter of 2025, Busey revised its presentation, for all periods presented, to reclassify the provision for unfunded commitments so that it is now included within the provision for credit losses; therefore, it is no longer included within total noninterest expense. This change affects all measures and ratios derived from total noninterest expense.

3Q25 Earnings Investor Presentation | First Busey Corporation | Ticker: BUSE | 30

Non-GAAP Financial Information *(Unaudited)*

Tangible Assets, Tangible Common Equity, and Related Measures and Ratio

(dollars in thousands, except per share amounts)		As of September 30, 2025	As of June 30, 2025	As of September 30, 2024
Total assets (GAAP)		$ 18,188,628	$ 18,918,740	$ 11,986,839
Goodwill and other intangible assets, net		(485,203)	(488,181)	(368,249)
Tangible assets (Non-GAAP)[1]	[a]	$ 17,703,425	$ 18,430,559	$ 11,618,590
Total stockholders' equity (GAAP)		$ 2,448,835	$ 2,412,546	$ 1,402,884
Preferred stock and additional paid in capital on preferred stock		(215,197)	(215,197)	—
Common equity	[b]	$ 2,233,638	$ 2,197,349	$ 1,402,884
Goodwill and other intangible assets, net		(485,203)	(488,181)	(368,249)
Tangible common equity (Non-GAAP)[1]	[c]	$ 1,748,435	$ 1,709,168	$ 1,034,635
Tangible common equity to tangible assets (Non-GAAP)[1]	[c÷a]	9.88 %	9.27 %	8.90 %
Ending number of common shares outstanding (GAAP)	[d]	88,789,043	89,104,678	56,872,241
Book value per common share (Non-GAAP)	[b÷d]	$ 25.16	$ 24.66	$ 24.67
Tangible book value per common share (Non-GAAP)	[c÷d]	$ 19.69	$ 19.18	$ 18.19

1. Beginning in 2025, Busey revised its calculation of tangible assets and tangible common equity for all periods presented to exclude any tax adjustment.

Core Deposits and Related Ratio

(dollars in thousands)		As of September 30, 2025	As of June 30, 2025	As of September 30, 2024
Total deposits (GAAP)	[a]	$ 15,070,162	$ 15,801,772	$ 9,943,241
Brokered deposits, excluding brokered time deposits of $250,000 or more		(125,432)	(353,614)	(13,089)
Time deposits of $250,000 or more		(807,378)	(827,762)	(338,808)
Core deposits (Non-GAAP)	[b]	$ 14,137,352	$ 14,620,396	$ 9,591,344
Core deposits to total deposits (Non-GAAP)	[b÷a]	93.81 %	92.52 %	96.46 %